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                                                                    EXHIBIT 99.1

PHILIP SERVICES CORPORATION FILES FOR CHAPTER 11 IN THE UNITED STATES. SERVICE TO CUSTOMERS TO CONTINUE AS IT EXPLORES STRATEGIC ALTERNATIVES

HOUSTON, TX, June 3, 2003 - Philip Services Corporation ("the Company") (OTC:
PSCD.PK; TSE:PSC) announced today that it and most of its wholly owned US subsidiaries filed on June 2, 2003 voluntary petitions under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. "Our existing debt is too high for our businesses. We currently have funding available, which will permit us to continue to operate while we pursue strategic alternatives. Our primary avenue is to pursue a sale of all or substantially all the assets of the Company as a going concern pursuant to Section 363 of the Bankruptcy Code. We will seek bids in the market place for the Company as a whole or by strategic operational unit and expect to present the highest and best bid or bids to the Court in August," said Robert L. Knauss, Principal Executive Officer and Chairman of the Board. "We are also exploring a traditional reorganization." The Company has engaged Jefferies & Co., Inc., as its financial advisor and investment banker.

"We will continue to provide our customers with the high level of service that we have delivered in the past," continued Mr. Knauss. "We have Court approval to pay employees in the normal course and continue their ordinary course benefits," continued Mr. Knauss. He added that the Company and its subsidiaries intend to pay vendors on a timely basis for goods and services delivered after the filing date.

The Company is financing ongoing operations through a consensual use of cash collateral released by a senior secured lender, Foothill Capital Corporation. While the current funding together with operating cash flow is expected to be adequate, a final hearing on the cash collateral funding has been set for June 23, 2003. The Company can provide no assurance that the current funding will, in fact, be continued at that time or that alternative funding will be available.

ABOUT PHILIP SERVICES CORPORATION

Headquartered in Houston, Texas, Philip Services Corporation is an industrial and metals services company with two operating groups: PSC Industrial Services provides industrial cleaning and environmental services; and PSC Metals Services delivers scrap charge optimization, inventory management, remote scrap sourcing, by-products services and industrial scrap removal to major industry sectors throughout North America. For more information about the Company, call 713/623-8777.

FORWARD-LOOKING STATEMENTS:

Certain information contained in this news release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include: the effect of the Company's filing under Chapter 11 of the Bankruptcy Code on its relations with customers, employees, suppliers, and lenders; the adequacy of funding


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for the Company's operations; actions that may be filed by third parties in the
United States Bankruptcy Court for the Southern District of Texas, including actions seeking to liquidate rather than reorganize the Company; the impact of price and product competition; the financial impact of projects undertaken by the Company's Project Services Division; litigation risks; environmental and regulatory risks, reliance on key employees; commodity price and credit risks; insurance carrier risk; control by principal stockholders; the limited market for common stock; the effect of common stock available for future sale; limitations on change of control; limitations in credit facilities and the Company's Certificate of Incorporation; the dependence on outsourcing trends; and risks associated with acquisitions and divestitures. For additional information with respect to certain of these and other factors, see the reports filed by the Company with the United States Securities and Exchange Commission. Philip Services Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.